Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this __ day of ____________, 2012, by and between Sigma Designs, Inc., a California corporation (the “Company”), and _____________________ (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the difficulty in obtaining directors and officers liability insurance that fully and adequately covers directors and officers for their acts and omissions on behalf of the Company and its subsidiaries;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks that may not be fully covered by liability insurance;

WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

Section 1.   Services by Indemnitee. Indemnitee hereby agrees to serve or continue to serve, at the will of the Company, as a director, officer or key employee of the Company, for as long as Indemnitee is duly elected or appointed, as the case may be, or until Indemnitee tenders his or her resignation or is removed. For avoidance of doubt, the Company’s obligations under this Agreement shall continue to the extent provided for in this Agreement, notwithstanding that Indemnitee may have ceased to be a director, officer or key employee of the Company.

Section 2.   Indemnification.

(a)           Third Party Proceedings. In connection with any Proceeding other than those instituted by or in the right of the Company, the Company shall indemnify Indemnitee against any and all Expenses and Liabilities, in either case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status unless the Company shall establish, in accordance with the procedures described in Section 3 of this Agreement, that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b)           Proceedings by or in the Right of the Company.  In connection with any Proceeding instituted by or in the right of the Company, the Company shall indemnify Indemnitee against any and all Expenses and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status unless the Company shall establish, in accordance with the procedures described in Section 3 of this Agreement, that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee’s duty to the Company or any Subsidiary of the Company unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses or amounts paid in settlement and then only to the extent that the court shall determine.

(c)           Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses incurred by Indemnitee or on his or her behalf in connection therewith.

(d)           Additional Maximum Indemnification.  California Corporations Code Section 317(g) provides that a corporation may provide additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or office of the corporation beyond those expressly authorized by Corporations Code Section 317.  In accordance with Sections 317(g) and 204(11) of the California Corporations Code, the Company’s Articles of Incorporation in effect at the time this Indemnification Agreement is entered into provide that the Company is authorized to provide indemnification in excess of the indemnification otherwise permitted by Section 317, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.  The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, subject solely to Section 10(a) below, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Company’s Articles, the Company’s Bylaws or by statute.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its Board of Directors or an officer, Shareholder, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in the Company’s Articles of Incorporation or any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors or an officer, Shareholder, employee, agent or fiduciary, such change shall have no effect on this Agreement or the parties rights hereunder.

(e)           Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, each Indemnitee shall be indemnified against all Expenses incurred by such Indemnitee in connection herewith.

(f)           Spousal and Domestic Partner Extension.  If a Proceeding for which Indemnitee is entitled to be indemnified hereunder asserts a claim against (i) the lawful spouse or legally recognized domestic partner of Indemnitee or (ii) a property interest of such spouse or domestic partner, then indemnification shall be extended to such spouse or domestic partner or for the protection of the property of such spouse or domestic partner to the extent that the Proceeding does not arise from any actual or alleged act, error or omission of such spouse or domestic partner.

Section 3.   Advancement of Expenses; Indemnification Procedure.

(a)           Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee in connection with any Proceeding referenced in Section 2 of this Agreement (but not amounts actually paid in settlement of any such Proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within 20 days following delivery of a written request therefor by Indemnitee to the Company. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.

(b)           Notice by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any Proceeding in respect of which Indemnitee intends to seek indemnification or advancement of Expenses hereunder. Notice to the Company shall be directed to the Chief Financial Officer of the Company at the address shown in Section 15(a) of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). The omission by Indemnitee to so notify the Company will not relieve the Company from any liability that it may have to Indemnitee hereunder or otherwise.

(c)           Determination of Entitlement.

(i)           Where there has been a written notice by Indemnitee for indemnification pursuant to Section 3(b), then as soon as is reasonably practicable (but in any event not later than 60 days) after final disposition of the relevant Proceeding, the Company shall make a determination, if and in the manner required by applicable law, with respect to Indemnitee’s entitlement thereto; provided, however, that, if a Change in Control shall have occurred, the determination shall be made by an Independent Counsel (selected pursuant to Section 3(c)(ii)) in a written opinion to the Company’s Board of Directors, a copy of which shall be delivered to Indemnitee. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

(ii)           If entitlement to indemnification is to be determined by an Independent Counsel after a Change in Control pursuant to Section 3(c)(i), such Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. Within 10 days after such written notice of selection shall have been received, the Company may deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12(a) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as the Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as the Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to Indemnitee’s selection of the Independent Counsel and/or for the appointment as the Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as the Independent Counsel under Section 3(c)(i) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 4(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(iii)           The Company agrees to abide by the opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)           Presumptions and Burdens of Proof.

(i)           In making any determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have, to the fullest extent not prohibited by law, the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither the failure of the person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(ii)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did  not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(iii)           For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is in good faith reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser, investment banker, compensation consultant or other expert selected by such Enterprise. The provisions of this Section 3(d)(iii) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(iv)           If any Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, such Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company as referred to in this Agreement.

(v)           The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or the Corporation itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

(e)           Notice to Insurers. If, at the time of the receipt of a notice of a Proceeding pursuant to Section 3(b) of this Agreement, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. Thereafter, the Company shall take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with action brought by Indemnitee for recovery under any insurance policy referred to in this Section, and shall advance to Indemnitee the Expenses of such action; provided, however, that by executing this Agreement Indemnitee hereby undertakes to promptly re-pay the Company for any such advanced Expenses if a court of competent jurisdiction finds that all of the claims brought by the Indemnitee were frivolous and not in good faith.

(f)           Relationship to Other Sources.  The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by an investment fund with which Indemnitee is affiliated and certain of such fund’s affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Articles of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 3(f).   Indemnitee shall not be required to exercise any rights against any other parties (for example, under any insurance policy purchased by the Company, Indemnitee or any other person or entity) before Indemnitee enforces this Agreement. However, to the extent the Company actually indemnifies Indemnitee or advances Expenses, the Company shall be entitled to enforce any such rights that Indemnitee may have against third parties other than Fund Indemnitors. Indemnitee shall assist the Company in enforcing those rights if the Company pays Indemnitee’s reasonable costs and expenses of doing so.

(g)           Defense of Claims; Selection of Counsel.

(i)           The Company shall not settle any action, claim, or Proceeding (in whole or in part) that would impose any Expense, judgment, fine, penalty or limitation on Indemnitee, without Indemnitee’s prior written consent; provided, however, that, with respect to settlements requiring solely the payment of money either by the Company or by Indemnitee for which the Company is obligated to reimburse Indemnitee promptly and completely, in either case without recourse to Indemnitee, no such consent of Indemnitee shall be required. Indemnitee shall not settle any action, claim or Proceeding (in whole or in part) that would impose any Expense, judgment, fine, penalty or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.

(ii)           The Corporation shall not, on its own behalf, settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Corporation) without the written consent of Indemnitee if any portion of such settlement is to be funded from insurance proceeds if any portion of the settlement is to be funded from insurance unless approved by (i) the written consent of Indemnitee or (ii) a majority of the Continuing Directors of the board.

(iii)           In the event the Company shall be obligated under Section 3(a) of this Agreement to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ Indemnitee’s own counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have concluded in good faith that there may be a conflict of interest between the Company and Indemnitee or between Indemnitee and any other persons represented by the same counsel, in the conduct of any such defense, or (C) the Company, in fact, shall not have employed counsel to assume the defense of such Proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

(iv)           If the Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall share with Indemnitee any information it has turned over to any third parties concerning the investigation (“Shared Information”). By executing this agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly; provided, however, that Indemnitee is permitted to use the Shared Information and to disclose such Shared information to Indemnitee’s legal counsel and legal counsel may disclose such Shared information solely in connection with defending Indemnitee from legal liability.

Section 4.   Remedies of Indemnitee.

(a)           In the event (i) a determination is made pursuant to Section 3(c) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3(a) of this Agreement, (iii) payment of indemnification pursuant to Section 3(c) of this Agreement is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, (iv) no determination as to entitlement to indemnification is timely made pursuant to Section 3(c) of this Agreement, or (v) a contribution payment is not made in a timely manner pursuant to Section 9 of this Agreement), then Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification, contribution or advancement. Alternatively, in such case, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)           In the event that a determination shall have been made pursuant to Section 3(c) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 4, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 3(c) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 4, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 3(a) until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)           If a determination shall have been made pursuant to Section 3(c) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with such determination of Indemnitee’s entitlement to indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)           The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses incurred by Indemnitee, and shall advance to Indemnitee payment for such Expenses as they are incurred, in connection with any judicial proceeding or arbitration brought by Indemnitee for (i) indemnification, contribution or advances of Expenses by the Company (or otherwise for the enforcement, interpretation or defense of his or her rights) under this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the Company’s Articles of Incorporation or By-laws now or hereafter in effect or (ii) recovery or advances under any directors and officers liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, contribution, advancement or insurance recovery, as the case may be; provided, however, that this Section 4(e) shall not apply if, as part of such judicial proceeding or arbitration, the court of competent jurisdiction or the arbitrator, as the case may be, determines that the material assertions made by Indemnitee as a basis for such judicial proceeding or arbitration were not made in good faith or were frivolous.

Section 5.   Nonexclusivity. The rights of indemnification, contribution and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its By-Laws, any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to action in Indemnitee’s official capacity and as to action or inaction in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any covered Proceeding is commenced.

Section 6.   Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities actually or reasonably incurred by Indemnitee in any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled.

Section 7.   Directors and Officers Liability Insurance. The Company, from time to time, shall make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors and officers liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer.  Notwithstanding the foregoing, in the event of a Change in Control or the Company’s becoming insolvent—including being placed into receivership or entering the federal bankruptcy process and the like--the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance--directors’ and officers’ liability, fiduciary, employment practices or otherwise--in respect of Indemnitee, for a period of six years thereafter (a “Tail Policy”). Such coverage shall be with the incumbent insurance carriers using the policies that were in place at the time of the change of control event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

Section 8.   Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities and/or for Expenses, in connection with any Proceeding relating to an indemnifiable event under this Agreement, liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.  The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph

Section 9.   Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 9. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

Section 10.   Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Unlawful Indemnification. To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

(b)           Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to any Proceeding initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 of the California General Corporation Law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Company’s Board of Directors has approved the initiation or bringing of such Proceeding; or

(c)           Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that the material assertions made by the Indemnitee in such Proceeding were not made in good faith or were frivolous; or

(d)           Insured Claims. To indemnify Indemnitee for Expenses or Liabilities that have been paid directly to Indemnitee by an insurance carrier under a policy of directors and officers liability insurance maintained by the Company; or

(e)           Claims under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or

(f)           Claims under Sarbanes-Oxley and Dodd-Frank Acts. To indemnify Indemnitee for (i) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, (2) the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002), or (3) any forfeiture of incentive-based compensation (including stock options awarded as compensation) as required by Section 954 of the Dodd-Frank Act of 2010.

Section 11.   Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and shall apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was serving in any Corporate Status at the time such act or omission occurred.

Section 12.   Construction of Certain Phrases.

(a)           As used in this Agreement:

“Change of Control” means any one of the following circumstances occurring after the date hereof: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall have become, without prior approval of the Company’s Board of Directors by approval of at least a majority of the Continuing Directors, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding voting securities (provided that, for purposes of this clause (ii), the term “person” shall exclude (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (z) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); (iii) there occurs a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; (iv) all or substantially all the assets of the Company are sold or disposed of in a transaction or series of related transactions; (v) the approval by the stockholders of the Company of a complete liquidation of the Company; or (vi) the Continuing Directors cease for any reason to constitute at least a majority of the members of the Company’s Board of Directors.

“Continuing Director” means (i) each director on the Company’s Board of Directors on the date hereof or (ii) any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved.

“Corporate Status” means the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent of the Company or of any other Enterprise.

“Enterprise” means the Company, any Subsidiary and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means all direct and indirect costs (including without limitation attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, automated legal research expenses and all other disbursements or expenses) reasonably and actually incurred in connection with (i) prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or (ii) seeking to establish or enforce a right to indemnification or contribution under this Agreement, the Company’s Articles of Incorporation or By-Laws, applicable law or otherwise. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. For the avoidance of doubt, however, Expenses shall not include any Liabilities.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years prior to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” means any losses or liabilities, including without limitation any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA excise taxes and penalties, penalties or amounts paid in settlement).

“Proceeding” means any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status.

(b)           For purposes of this Agreement:

References to “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that, if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

References to “Subsidiary” shall include a corporation, company or other entity:

(i)           50% or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

(ii)           that does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but 50% or more of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, or one or more Subsidiaries.

References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

Section 13.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

Section 14.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 15.   Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand or recognized courier and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the fifth business day after the date postmarked, or (iii) if sent by confirmed facsimile, on the date sent. Notices shall be addressed as follows:

(a)           if to the Company:

Sigma Designs, Inc.
1778 McCarthy Blvd.
Milpitas, CA 95035
Attention: Chief Financial Officer

(b)           if to Indemnitee, to the address of Indemnitee set forth under Indemnitee’s signature below;

or to such other address or attention of such other person as any party shall advise the other parties in writing.

Section 16.   Injunction or Specific Performance.  The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result if the Company fails to perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.

Section 17.   Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against any Indemnitee, any Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of one (1) year from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such one (1) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

Section 18.   Consent to Jurisdiction; Choice of Venue. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of California and the federal courts within the State for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the United States District Court for the Northern District of California and any California State court within that District.

Section 19.   Choice of Law.  This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SIGMA DESIGNS, INC.

By:
[Title]

AGREED TO AND ACCEPTED:

INDEMNITEE:

Name:
Address:

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